Exhibit J

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) filed on or about this date with respect to the common units representing limited partner interests in Alliance Resource Partners, L.P., a Delaware limited partnership, and such other securities of Alliance Resource Partners, L.P. that the undersigned may acquire or dispose of from time to time, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of the eighth day of August, 2017.

JOSEPH W. CRAFT III

By:	/s/ Kenneth Hemm
Name:	Kenneth Hemm
Title:	Attorney-in-Fact

C-HOLDINGS, LLC

By:	/s/ Kenneth Hemm
Name:	Kenneth Hemm
Title:	Attorney-in-Fact

ALLIANCE GP, LLC

By:	/s/ Kenneth Hemm
Name:	Kenneth Hemm
Title:	Attorney-in-Fact